EXHIBIT 10.1

THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”), dated as of October 26, 2021, by and between LZG INTERNATIONAL, INC., a Florida corporation (the “Company”), and the subscriber listed on the signature page hereof (the “Subscriber”).

WHEREAS, the Company and Subscriber are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2) and/or Regulation S (“Regulation S”) promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, the parties hereto desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to Subscriber, and Subscriber shall purchase the number of shares (the “Shares”) of common stock of the Company (the “Common Stock”) set forth on the signature page.

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and Subscriber hereby agree as follows:

1.       Subscription for Shares.

(a)       Subscription. The Subscriber hereby irrevocably subscribes for and agrees to purchase the number of Shares as set out on page 16 of this Agreement at a price of US$0.4545 per Share, for the total subscription price as set out on page 16 of this Agreement (the “Purchase Price”), which Purchase Price is tendered herewith, on the basis of the representations and warranties and subject to the terms and conditions set forth herein. The Company hereby agrees to sell, on the basis of the representations and warranties and subject to the terms and conditions set forth herein, to the Subscriber the Shares, free of all liens, pledges, mortgages, security interests, charges, restrictions, adverse claims or other encumbrances of any kind or nature whatsoever (“Encumbrances”), for the Purchase Price. Subject to the terms hereof, the Agreement will be effective upon its acceptance by the Company. The Subscriber acknowledges and agrees that the Company is effecting an increase in the number of shares of common stock to at least 250,000,000 pursuatn to Florida law, and subkect ot the reporting reauirements of the Exchange Act (the “Share Increase”), and certificates for such shares shall not be issued until the increase in authorized shares is effective pursuant to applicable state law. Notwithstanding the foregoing, any purchase price delivered for a subscription hereby shall be delivered to the Company as set forth in Subsection (b) below and will be held, without interest, pending the effectiveness of such increase in authorized shares. The Subscriber acknowledges and agrees that the Company shall effect the acquisition of additional assets of FatBrain LLC and shall effect the conversion of certain outstanding convertible promissiory notes, following (i) the execution of the first public trade of the Comapmny’s common stock on U.S. securiites markets (the “First Trade”) and (ii) the Share Increase, such that following such asset purchase transaction, the total number of outstanding shares of common stock will be approximately 110,000,000 shares. The price per share of common stock herein is based upon 110,000,000 shares of common stock being outstanding, and a pre-trasanction Company valuation of $50,000,000.

(b)       Payment. The Purchase Price must accompany this Agreement and shall be sent directly to the Company with the wireing coordinates set forth on Exhibit A, which shall hold the funds until the Closing, at which time such funds shall become the property of the Company. The Parties further acknowledge that there are no use of proceeds restrictions or provisions herein and the Purchase Price shall be used for general working capital purposes as determined by the Company. Unless otherwise provided, all dollar amounts referred to in this Agreement are in lawful money of the United States of America.

(c)       Documents Required from Subscriber. The Subscriber must complete, sign and return to the Company one (1) executed copy of this Agreement. The Subscriber shall complete, sign and return to the Company as soon as possible, on request by the Company, any documents, questionnaires, notices and undertakings as may be required by regulatory authorities and applicable laws.

(d)       Closing. Closing of the purchase and sale of the Shares shall occur on such date as may be determined by the Company in its sole discretion, provided that such closing shall be within five (5) business days following the later of (i) the First Trade (ii) the Share Increase (the “Closing Date”). The Subscriber acknowledges that Shares may be issued to other subscribers under this offering (the “Offering”) before or after the Closing Date. The Subscriber acknowledges that the certificates representing the Shares will be available for delivery within a reasonable time after Closing provided that the Subscriber has satisfied the requirements of Section 1(b) and (c) hereof and the Company has accepted this Agreement.

2.       Acknowledgements of Subscriber. The Subscriber acknowledges and agrees that:

(a) the Shares have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), or under any state securities or “blue sky” laws of any state of the United States, and are being offered only in a transaction not involving any public offering within the meaning of the 1933 Act, and, unless so registered, may not be offered or sold, directly or indirectly, in the United States or to U.S. Persons (as defined herein), except in accordance with the provisions of Regulation S under the 1933 Act, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act, and in each case only in accordance with applicable state securities laws;

(b) the Company has not undertaken, and will have no obligation, to register any of the Shares under the 1933 Act;

(c) the Company will refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act;

(d) by execution hereof the Subscriber has waived the need for the Company to communicate its acceptance of the purchase of the Shares pursuant to this Agreement;

(e) the Company is entitled to rely on the representations and warranties and the statements and answers of the Subscriber contained in this Agreement, and the Subscriber will hold harmless the Company from any loss or damage it may suffer as a result of the Subscriber’s failure to correctly complete this Agreement;

(f) the Subscriber has not acquired the Shares as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S under the 1933 Act) in the United States in respect of any of the Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Shares; provided, however, that the Subscriber may sell or otherwise dispose of any of the Shares pursuant to registration of any of the Shares pursuant to the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements and as otherwise provided herein;

(g) the Subscriber understands and agrees that offers and sales of any of the Shares prior to the expiration of the period specified in Regulation S (such period hereinafter referred to as the “Distribution Compliance Period”) shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the 1933 Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the 1933 Act or an exemption therefrom and in each case only in accordance with applicable securities laws;

(h) the statutory and regulatory basis for the exemption claimed for the offer and sale of the Shares, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the 1933 Act or any applicable state securities laws;

(i) Subscriber believes it has received all the information it considers necessary or appropriate for deciding whether to invest in the Company and to accept the Shares; Subscriber further represents that through its representatives it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access;

(j)        Reserved.

(k) the Subscriber has been advised to consult the Subscriber’s own legal, tax and other advisors with respect to the merits and risks of an investment in the Shares and with respect to applicable resale restrictions and the Subscriber is solely responsible (and the Company is not in any way responsible) for compliance with applicable resale restrictions;

(l) the Company has advised the Subscriber that the Company is relying on an exemption from the requirements to provide the Subscriber with a prospectus to sell the Shares and, as a consequence of acquiring the Shares pursuant to such exemption certain protections, rights and remedies provided by the applicable securities legislation will not be available to the Subscriber;

(m) neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Shares; no documents in connection with this Offering have been reviewed by the SEC or any state securities administrators; there is no government or other insurance covering any of the Shares;

(n)       Subscriber has not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock, to facilitate the sale or resale of the Shares or affect the price at which the Shares may be issued or resold; and

(o) this Agreement is not enforceable by the Subscriber unless it has been accepted by the Company, and the Subscriber acknowledges and agrees that the Company reserves the right to reject any Agreement for any reason.

3.       Subscriber Representations and Warranties. Subscriber hereby represents and warrants to and agrees with the Company that:

(a)       Standing of Subscriber. Subscriber has the legal capacity and power to enter into this Agreement. If Subscriber is an entity, such Subscriber is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation. If Subscriber is a natural person, such Subscriber is not a minor and has the legal capacity to enter into this Agreement.

(b)       Authorization and Power. Subscriber has the requisite power and authority to enter into and perform this Agreement and to pay the Purchase Price and accept the Shares. The execution, delivery and performance of this Agreement by Subscriber and, if Subscriber is an entity, the consummation by Subscriber of the transactions contemplated hereby have been duly authorized by all necessary company action, and no further consent or authorization of Subscriber, its board of directors or similar governing body, or stockholders is required, as applicable. This Agreement has been duly authorized, executed and delivered by Subscriber and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of Subscriber, enforceable against Subscriber in accordance with the terms thereof.

(c)       Foreign Person Status.

(i) The Subscriber is not a U.S. Person;

(ii)        the Subscriber is not acquiring the Shares for the account or benefit of, directly or indirectly, any U.S. Person;

(iii)        the Subscriber is resident in the jurisdiction set out on page 12 of this Agreement; and

(iv)        the issuance of the Shares to the Subscriber as contemplated by the delivery of this Agreement, the acceptance of it by the Company and the issuance of the Shares to the Subscriber complies with all applicable laws of the Subscriber’s jurisdiction of residence or domicile and will not cause the Company to become subject to or comply with any disclosure, prospectus or reporting requirements under any such applicable laws.

(e)        Applicable Local Law. The Subscriber:

(i) is knowledgeable of, or has been independently advised as to, the applicable securities laws of the securities regulators having application in the jurisdiction in which the Subscriber is resident (the “International Jurisdiction”) which would apply to the acquisition of the Shares;

(ii) is purchasing the Shares pursuant to exemptions from prospectus or equivalent requirements under applicable securities laws or, if such is not applicable, the Subscriber is permitted to purchase the Shares under the applicable securities laws of the securities regulators in the International Jurisdiction without the need to rely on any exemptions;

(iii) acknowledges that the applicable securities laws of the authorities in the International Jurisdiction do not require the Company to make any filings or seek any approvals of any kind whatsoever from any securities regulator of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of the Shares; and

(iv) represents and warrants that the acquisition of the Shares by the Subscriber does not trigger:

A. any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction, or

0 B. any continuous disclosure reporting obligation of the Company in the International Jurisdiction, and

C. the Subscriber will, if requested by the Company, deliver to the Company a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to herein to the satisfaction of the Company, acting reasonably.

(f)        Investment Representations.

(i)       The Subscriber is acquiring the Shares as principal for investment only and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and, in particular, it has no intention to distribute either directly or indirectly any of the Shares in the United States or to U.S. Persons;

(ii) the Subscriber is outside the United States when receiving and executing this Agreement;

(iii) the Subscriber has received and carefully read this Agreement;

(iv) the Subscriber understands and agrees not to engage in any hedging transactions involving any of the Shares unless such transactions are in compliance with the provisions of the 1933 Act and in each case only in accordance with applicable state securities laws;

(v) the Subscriber acknowledges that it has not acquired the Shares as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S under the 1933 Act) in the United States in respect of any of the Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Shares; provided, however, that the Subscriber may sell or otherwise dispose of any of the Shares pursuant to registration of any of the Shares pursuant to the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements and as otherwise provided herein;

(vi) the Subscriber (i) has adequate net worth and means of providing for the Subscriber’s current financial needs and possible personal contingencies, (ii) has no need for liquidity in this investment, and (iii) is able to bear the economic risks of an investment in the Shares for an indefinite period of time, and can afford the complete loss of such investment;

(vii) the Subscriber has the requisite knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in the Shares and the Company, and the Subscriber is providing evidence of knowledge and experience in these matters through the information contained in this Agreement;

(viii) the Subscriber is aware that an investment in the Company is speculative and involves certain risks, including the possible loss of the investment;

(ix) the entering into of this Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or, if applicable, the governing documents of, the Subscriber, or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound;

(x) all information contained in this Agreement is complete and accurate and may be relied upon by the Company, and the Subscriber will notify the Company immediately of any material change in any such information occurring prior to the Closing Date;

(xi) the Subscriber understands and agrees that offers and sales of any of the Shares prior to the expiration of the period specified in Regulation S (such period hereinafter referred to as the “Distribution Compliance Period”) shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the 1933 Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the 1933 Act or an exemption therefrom and in each case only in accordance with applicable state securities laws;

(xii) the Subscriber is purchasing the Shares for its own account for investment purposes only and not for the account of any other person and not for distribution, assignment or resale to others, and no other person has a direct or indirect beneficial interest is such Shares, and the Subscriber has not subdivided his interest in the Shares with any other person;

(xiii) the Subscriber is not an underwriter of, or dealer in, the shares of the Company’s common stock, nor is the Subscriber participating, pursuant to a contractual agreement or otherwise, in the distribution of the Shares;

(xiv) the Subscriber has made an independent examination and investigation of an investment in the Shares and the Company and has depended on the advice of the Subscriber’s legal and financial advisors and agrees that the Company will not be responsible in anyway whatsoever for the Subscriber’s decision to invest in the Shares and the Company;

(xv) if the Subscriber is acquiring the Shares as a fiduciary or agent for one or more investor accounts, the Subscriber has sole investment discretion with respect to each such account, and the Subscriber has full power to make the foregoing acknowledgements, representations and agreements on behalf of such account;

In this Agreement, the term “U.S. Person” shall have the meaning ascribed thereto in Regulation S promulgated under the 1933 Act and for the purpose of the Agreement includes any person in the United States.

(g)       Share Legend. The Shares shall bear the following or similar legend:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

4.       Company Representations and Warranties. The Company represents and warrants to, and agrees with, Subscriber that:

(a)       Due Incorporation. The Company is a corporation duly organized and in good standing under the laws of Florida;

(b)       Authority; Enforceability. This Agreement has been duly authorized, executed and delivered by the Company and are the valid and binding agreements of the Company, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, or principles of equity. The Company has full power and authority necessary to enter into and deliver this Agreement and to perform its obligations hereunder;

(c)       Company Capitalization and Voting Rights.  The Company’s capitalization is set forth on Schedule 5(c) hereto. All of the outstanding shares of the Common Stock are duly authorized and validly issued, fully paid and non-assessable and are not (and will not be) subject to preemptive or similar rights affecting the Common Stock. As of the date hereof, except as described in the Company SEC Documents (as defined below), there are no (i) contracts to which the Company is a party obligating the Company to accelerate the vesting of any company equity award as a result of the transactions contemplated by this Agreement (whether alone or upon the occurrence of any additional or subsequent events), (ii) outstanding securities of the Company convertible into or exchangeable for shares of the Common Stock, (iii) outstanding options, warrants or other agreements or commitments to acquire from the Company, or obligations of the Company to issue, shares of capital stock of (or securities convertible into or exchangeable for shares of capital stock of) the Company or (iv) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital stock of the Company, in each case that have been issued by the Company (the items in clauses (i), (ii) and (iii), together with the capital stock of the Company, being referred to collectively as “Company Securities”). There are no outstanding contracts requiring the Company to repurchase, redeem or otherwise acquire any Company Securities and the Company is not a party to any voting agreement with respect to any Company Securities;

(d)       SEC Filings; Financial Statements; Absence of Certain Changes.

(i)       SEC Filings. The Company has filed with the SEC all registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed or furnished by it with the SEC since its inception (the “Company SEC Documents”) and such Company SEC Documents when filed were true, correct and complete in all material respects. As of their respective filing dates (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), each of the Company SEC Documents complied in all material respects with the applicable requirements of the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder) and the Exchange Act, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents and did not, at the time it was filed (or, if amended, at the time (and taking into account the content) of such amendment), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading;

(ii)       Financial Statements. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates; (ii) was prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and, in the case of unaudited interim financial statements, as may be permitted by the SEC for Quarterly Reports on Form 10- Q); and (iii) fairly presented in all material respects the consolidated financial position of the Company at the respective dates thereof and the consolidated results of the Company’s operations and cash flows for the periods indicated therein, subject, in the case of unaudited interim financial statements, to normal and year-end audit adjustments as permitted by GAAP and the applicable rules and regulations of the SEC;

(iii) Absence of Certain Changes. Neither the Company nor any of its subsidiaries has any liability, indebtedness or obligation of any kind (whether accrued, absolute, contingent, matured, unmatured or otherwise, and whether or not required to be recorded or reflected on a balance sheet under GAAP) (“Liability”) except for Liabilities that (a) are reflected or recorded on the Company’s most recent balance sheet included in the Company SEC Documents (including in the notes thereto but only to the extent it is reasonably apparent that the disclosure in such notes is of a Liability required to be reflected on a balance sheet prepared in accordance with GAAP) contained in the Company SEC Documents or (b) are current Liabilities (within the meaning of GAAP) which were incurred since the date of such balance sheet in the ordinary course of business consistent with past practice;

(e) Related Party Transactions. All contracts, transactions, arrangements and understandings with any executive officer or director of the Company or any of its subsidiaries, any other person that directly or indirectly controls, is controlled by or is under common control with (“Affiliate”), the Company, or any person owning 5% or more of the shares of the Common Stock (or any of such person's immediate family members or Affiliates or associates), which is required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act, have been fully and properly disclosed in the appropriate Company SEC Documents. There are no such contracts, transactions, arrangements or understandings which have not been so disclosed;

(f)       Consents. No consent, approval, authorization or order of any court, governmental agency or body having jurisdiction over the Company or of any other person is required for the execution by the Company of this Agreement and compliance and performance by the Company of its obligations hereunder including, without limitation, the issuance of the Shares;

(g)       No Violation or Conflict. Neither the issuance and sale of the Shares nor the performance of the Company’s obligations under this Agreement will:

(i)       violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (a) the charter or bylaws of the Company or (b) any decree, judgment, order or determination applicable to the Company of any court, governmental agency or body having jurisdiction over the Company or over the properties or assets of the Company or (c) any contract, agreement, instrument or undertaking to which the Company or any subsidiary is a party; or

(ii)       result in the creation or imposition of any lien, charge or encumbrance upon the Shares except in favor of Subscriber as described herein;

(h)       Legal Proceedings. As of the date of this Agreement, there is no legal, administrative, investigatory, regulatory or similar action, suit, claim or proceeding which is pending or threatened against the Company which, if determined adversely to the Company, could have, individually or in the aggregate, a Material Adverse Effect.

(i)       No Liens. The Shares:

(i)       shall be free and clear of any security interests, liens, claims or other Encumbrances, subject only to restrictions upon transfer under the Securities Act and any applicable state securities laws;

(ii)       shall have been duly and validly issued, fully paid and non-assessable; and

(iii)       will not subject the holders thereof to personal liability by reason of being such holders;

(j)       No General Solicitation. Neither the Company, nor any of its affiliates, nor any person or entity acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Shares;

(k)       Investment Company. The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

(l)       Listing and Maintenance Requirements. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing or quotation of the Company Common Stock on the trading market on which the Company Common Stock is currently listed or quoted. The issuance and sale of the Shares under this Agreement does not contravene the rules and regulations of the trading market on which the Company Common Stock is currently listed or quoted, and no approval of the stockholders of the Company is required for the Company to issue and deliver to the Subscribers the Shares contemplated by this Agreement; and

(m)       Full Disclosure. No representation or warranty or other statement made by the Company in this Agreement in connection with the contemplated transactions contains any untrue statement of material fact or omits to state a material fact necessary to make the representations and warranties set forth herein, in light of the circumstances in which they were made, not misleading.

5.       Non-Public Information. While the Shares are held by the Subscriber, the Company covenants and agrees that neither it nor any other person acting on its behalf will at any time provide the Subscriber with any information that the Company believes constitutes material non-public information. The Company understands and confirms that the Subscriber shall be relying on the foregoing representations in effecting transactions in securities of the Company.

6.       Broker’s Commission/Finder’s Fee. Each party hereto represents to the other that there are no parties entitled to receive fees, commissions, finder’s fees, due diligence fees or similar payments in connection with the consummation of the transactions contemplated hereby. Each party hereto agrees to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or similar fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of the indemnifying party’s actions.

7.       Covenants Regarding Indemnification. Each party hereto agrees to indemnify, hold harmless, reimburse and defend the other party and the other party’s officers, directors, agents, counsel, affiliates, members, managers, control persons, and principal shareholders, as applicable, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the indemnified party or any such person which results, arises out of or is based upon (i) any breach of any representation or warranty by the indemnifying party in this Agreement or (ii) any breach or default in performance by the indemnifying party of any covenant or undertaking to be performed by the indemnifying party.

8.       Reporting Status. As soon as practicable after the consummation of the sale of Shares hereby, and until the date on which the Subscriber shall have sold all of the Shares, the Company shall use its reasonable best efforts to timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act.

9.       Miscellaneous.

(a)       Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery or facsimile, addressed as set forth in the preamble paragraph hereto or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery at the address designated in the preamble paragraph hereto (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

(b)       Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties hereto. Neither the Company nor Subscriber has relied on any representations not contained or referred to in this Agreement and the documents delivered herewith.

(c)       Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission, PDF, electronic signature or other similar electronic means with the same force and effect as if such signature page were an original thereof.

(d)       Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Pennsylvania without regard to principles of conflicts of laws. Any action brought by either party hereto against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Pennsylvania or in the federal courts located in the State of Pennsylvania. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(e)       Severability. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(f)       Counsel; Ambiguities. Each party and its counsel have participated fully in the review and revision of this Agreement. The parties understand and agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in interpreting this Agreement. The language in this Agreement shall be interpreted as to its fair meaning and not strictly for or against any party.

(g)       Captions. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

[signature page follows]

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

IN WITNESS WHEREOF, the parties has caused this Agreement to be executed on and as of the date set forth above.

LZG INTERNATIONAL, INC.

By: ______________________________

Name: Peter Ritz

Title: Chief Executive Officer

SUBSCRIBER:

Name of Subscriber:

_________________________________________

Address:

_________________________________________

_________________________________________

Fax No.: _________________________________

Taxpayer ID# (if applicable): _________________

_________________________________________

(Signature)

By: _____________________________________

Dated: ________ ___, 2021

Number of Shares: _____________ (___________)

Aggregate Purchase Price:

______________ US Dollars ($___________)

[Signature Page to LZG International, Inc. Subscription Agreement]

Schedule 5(c)

Company Capitalization

The Company has 100,000,000 shares of Common Stock authorized for issuance under Florida law. As of the date hereof, there are approximately 10,250,256 million shares of the Common Stock issued and outstanding, and approximately 10,00,000 shares of Common Stock that may be issued hereafter in respect of convertible securities issued and outstanding as of the date hereof.